Exhibit 99.1

2019 Fourth Quarter and Fiscal Year Results
Press release
November 20, 2019

Nuance Announces Fourth Quarter and
Fiscal Year 2019 Results

•	Revenue growth at high end of range, beating operating margin and EPS guidance

•	Strength in Dragon Medical cloud offerings, exceeding full-year ARR guidance with 38% growth

•	Successful completion of October 1st Automotive spin

•	Exited year as a simpler, more growth-focused company

BURLINGTON, Mass., November 20, 2019 - Nuance Communications, Inc. (NASDAQ: NUAN) today announced financial results for its fourth quarter and fiscal year ended September 30, 2019.

ASC 606 Q4 2019 Performance Summary (1)

•	GAAP revenue of $470.7 million and GAAP earnings per diluted share of $0.37.

•	Non-GAAP revenue of $472.0 million and non-GAAP earnings per diluted share of $0.33.

ASC 605 Q4 2019 Performance Summary (1)

•	ASC 605 revenue of $487.8 million and earnings per diluted share of $0.42.

•	Non-GAAP revenue of $489.3 million and non-GAAP earnings per diluted share $0.34.

(1) As a reminder, effective October 1, 2018, Nuance adopted the ASC 606 revenue recognition standard using the modified retrospective approach. Under this adoption methodology, the Company does not recast its historical financials to reflect the implementation of ASC 606. Results will be presented for Q4 ‘19 under both ASC 605 and 606 methodologies and all relevant year-over-year financial comparisons and trends will be on an ASC 605 basis only. In addition, due to the sale of the Imaging business, the Company is presenting results on a continuing operations basis, unless otherwise noted.

“We completed this transformational year on a strong footing, executing on our strategic and financial objectives,” said Mark Benjamin, Chief Executive Officer at Nuance. “We posted our sixth consecutive quarter of solid results, meeting or beating our expectations, including 38% full-year ARR growth in our Dragon Medical cloud offerings. This is a testament to the validity of our strategy and the dedication of our employees. As part of our ongoing effort to simplify our business, we successfully completed the spin-off of our Automotive business, as Cerence began trading as an independent public company on October 2. This followed our accelerated exit from our non-core Subscription Revenue Services (SRS) business. These significant steps enabled us to focus more closely on the growth opportunities, particularly in our cloud businesses, within our Healthcare and Enterprise segments and we are very excited about our progress and initiatives to drive growth moving forward.”

Mr. Benjamin concluded, “We look forward to sharing more details about these plans at our upcoming Investor Day on December 10, 2019 in New York City.”

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2019 Fourth Quarter and Fiscal Year Results
Press release
November 20, 2019

ASC 605 Q4 2019 Performance Summary
ASC 605 Q4 2019 results for continuing operations include:

•	ASC 605 revenue of $487.8 million, compared to $479.4 million in the same period last year.

•	Non-GAAP revenue of $489.3 million, compared to $482.1 million in the same period last year.

•	Organic revenue growth of 2% compared to the same period last year.

•	Recurring revenue of $376.9 million, up 650 basis points year over year.

•	GAAP EPS of $0.42, compared to $(0.16) in the same period last year.

•	Non-GAAP EPS of $0.34, compared to $0.33 in the same period last year.

•	GAAP net income of $121.8 million, compared to $(44.5) million in the same period last year.

•	Non-GAAP net income of $98.3 million, compared to $96.0 million in the same period last year.

•	GAAP operating margin of 9.2%, compared to (1.7%) in the same period last year.

•	Non-GAAP operating margin of 28.3%, compared to 29.4% in the same period last year.

•	Operating cash flows from continuing operations was $104.2 million, or 106% of non-GAAP net income, compared to $134.8 million, or 140% of non-GAAP income in the same period last year.

Capital Allocation
In the fourth quarter of 2019, we repurchased approximately 0.4 million shares of common stock at an average price of $15.34. As of September 30, 2019, and since the beginning of the fiscal year, we repurchased a total of 8.2 million shares of our common stock, at an average price of $15.55 per share, for an aggregate consideration of $126.9 million. During Q1 2020, between October 1, 2019 and November 15, 2019, we repurchased 3.3 million shares of our common stock, at an average price of $15.20 per share, for an aggregate consideration of $50.0 million. This brings our total share repurchase to 11.5 million shares since the beginning of fiscal 2019 and 21.2 million since May 2018 or 7.2% of shares outstanding. There is $380.4 million still available under our existing authorization for share repurchases.
  For a
For a complete discussion of Nuance’s results and business outlook, please see the Company’s Prepared Remarks document available at http://www.nuance.com/earnings-results/.

Please refer to the “Discussion of Non-GAAP Financial Measures,” and “GAAP to Non-GAAP Reconciliations,” included elsewhere in this release, for more information regarding the Company’s use of non-GAAP financial measures.
complete discussion of Nuance’s results and business outlook, including a reconciliation of this guidance on
Conference Call and Prepared Remarks
Nuance will host a conference call today at 5:00 p.m. ET. To participate, please access the live webcast here, or dial (877) 273-6124 (US and Canada) or (647) 689-5393 (international) and reference code 4188999.
Nuance will provide a copy of prepared remarks in combination with its press release. The company is also providing a PowerPoint presentation to accompany the conference call discussion to provide insights into the business update. These remarks are offered to provide shareholders and analysts additional detail for analyzing the results. The remarks will be available at http://investors.nuance.com/ and will not be read on the call.

About Nuance Communications, Inc.
Nuance Communications (NASDAQ: NUAN) is the pioneer and leader in conversational AI innovations that bring intelligence to everyday work and life. The company delivers solutions that understand, analyze, and respond to people – amplifying human intelligence to increase productivity and security. With decades of domain and AI expertise, Nuance works with thousands of organizations globally across healthcare, financial services, telecommunications, government, and retail – to create stronger relationships and better experiences for their customers and workforce. For more information, please visit www.nuance.com.

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2019 Fourth Quarter and Fiscal Year Results
Press release
November 20, 2019

Trademark reference: Nuance and the Nuance logo are registered trademarks or trademarks of Nuance Communications, Inc. or its affiliates in the United States and/or other countries. All other trademarks referenced herein are the property of their respective owners.

Safe Harbor and Forward-Looking Statements
Statements in this document regarding future performance and our management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” "intends" or “estimates” or similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward- looking statements, including but not limited to: the effects of competition, including pricing pressure, and changing business models in the markets and industries in which we operate; fluctuations in demand for our existing and future products; changes to economic, political, and regulatory conditions in the United States and internationally; our ability to attract and retain key personnel; further unanticipated costs resulting from our FY17 malware incident including potential costs associated with governmental investigations that may result from the incident; our ability to control and successfully manage our expenses and cash position; potential future cybersecurity and data privacy incidents or breaches; our ability to comply with applicable domestic and international laws and policies; fluctuating currency rates; possible quality issues in our products and technologies; our ability to realize anticipated synergies from acquired businesses, to cut stranded costs related to divested businesses, and to capture the expected value from strategic transactions including the spin-off of our Automotive business; and the other factors described in our most recent Form 10-K, Form 10-Q and other filings with the Securities and Exchange Commission. We disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

Discussion of non-GAAP Financial Measures
We believe that providing the non-GAAP ("Generally Accepted Accounting Principles") information to investors, in addition to the GAAP presentation, allows investors to view the financial results in the way management views the operating results. We further believe that providing this information allows investors not only to better understand our financial performance, but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance. The non-GAAP information included in this press release should not be considered superior to, or a substitute for, financial statements prepared in accordance with GAAP.

We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. Our annual financial plan is prepared both on a GAAP and non-GAAP basis, and the non-GAAP annual financial plan is approved by our board of directors. Continuous budgeting and forecasting for revenue and expenses are conducted on a consistent non-GAAP basis (in addition to GAAP) and actual results on a non-GAAP basis are assessed against the non-GAAP annual financial plan. The board of directors and management utilize these non-GAAP measures and results (in addition to the GAAP results) to determine our allocation of resources. In addition, and as a consequence of the importance of these measures in managing the business, we use non-GAAP measures and results in the evaluation process to establish management’s compensation. For example, our annual bonus program payments are based upon the achievement of consolidated non-GAAP revenue and consolidated non-GAAP earnings per share financial targets. We consider the use of non-GAAP revenue helpful in understanding the performance of our business, as it excludes the purchase accounting impact on acquired deferred revenue and other acquisition-related adjustments to revenue. We also consider the use of non-GAAP earnings per share helpful in assessing the organic performance of the continuing operations of our business. By organic performance we mean performance as if we had owned an acquired business in the same period a year ago. By constant currency organic performance, we mean performance excluding the effect of current foreign currency rate fluctuations. By continuing operations, we mean the ongoing results of the business excluding certain unplanned costs. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2019 Fourth Quarter and Fiscal Year Results
Press release
November 20, 2019

performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial statements.

Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial statements, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of the business during the three and twelve months ended September 30, 2019 and 2018, our management has either included or excluded items in seven general categories, each of which is described below.

Acquisition-related revenue and cost of revenue.
We provide supplementary non-GAAP financial measures of revenue that include revenue that we would have recognized but for the purchase accounting treatment of acquisition transactions. Non-GAAP revenue also includes revenue that we would have recognized had we not acquired intellectual property and other assets from the same customer. Because GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. These non-GAAP adjustments are intended to reflect the full amount of such revenue. We include non-GAAP revenue and cost of revenue to allow for more complete comparisons to the financial results of historical operations, forward-looking guidance and the financial results of peer companies. We believe these adjustments are useful to management and investors as a measure of the ongoing performance of the business because, although we cannot be certain that customers will renew their contracts, we have historically experienced high renewal rates on maintenance and support agreements and other customer contracts. Additionally, although acquisition-related revenue adjustments are non-recurring with respect to past acquisitions, we generally will incur these adjustments in connection with any future acquisitions.

Acquisition-related costs, net.
In recent years, we have completed a number of acquisitions, which result in operating expenses, which would not otherwise have been incurred. We provide supplementary non-GAAP financial measures, which exclude certain transition, integration and other acquisition-related expense items resulting from acquisitions, to allow more accurate comparisons of the financial results to historical operations, forward looking guidance and the financial results of less acquisitive peer companies. We consider these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, we do not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition related costs, may not be indicative of the size, complexity and/or volume of future acquisitions. By excluding acquisition-related costs and adjustments from our non-GAAP measures, management is better able to evaluate our ability to utilize our existing assets and estimate the long-term value that acquired assets will generate for us. We believe that providing a supplemental non-GAAP measure, which excludes these items allows management and investors to consider the ongoing operations of the business both with, and without, such expenses.

These acquisition-related costs fall into the following categories: (i) transition and integration costs; (ii) professional service fees and expenses; and (iii) acquisition-related adjustments. Although these expenses are not recurring with respect to past acquisitions, we generally will incur these expenses in connection with any future acquisitions. These categories are further discussed as follows:

(i)
Transition and integration costs. Transition and integration costs include retention payments, transitional employee costs, and earn-out payments treated as compensation expense, as well as the costs of integration-related activities, including services provided by third-parties.

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2019 Fourth Quarter and Fiscal Year Results
Press release
November 20, 2019

(ii)
Professional service fees and expenses. Professional service fees and expenses include financial advisory, legal, accounting and other outside services incurred in connection with acquisition activities, and disputes and regulatory matters related to acquired entities.

(iii)
Acquisition-related adjustments. Acquisition-related adjustments include adjustments to acquisition-related items that are required to be marked to fair value each reporting period, such as contingent consideration, and other items related to acquisitions for which the measurement period has ended, such as gains or losses on settlements of pre-acquisition contingencies.

Amortization of acquired intangible assets.
We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired and, therefore, provides a supplemental measure of performance in which our acquired intellectual property is treated in a comparable manner to our internally developed intellectual property. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets.

Non-cash expenses.
We provide non-GAAP information relative to the following non-cash expenses: (i) stock-based compensation; and (ii) non-cash interest. These items are further discussed as follows:

(i)
Stock-based compensation. Because of varying valuation methodologies, subjective assumptions and the variety of award types, we believe that excluding stock-based compensation allows for more accurate comparisons of operating results to peer companies, as well as to times in our history when stock-based compensation was more or less significant as a portion of overall compensation than in the current period. We evaluate performance both with and without these measures because compensation expense related to stock-based compensation is typically non-cash and the options and restricted awards granted are influenced by the Company’s stock price and other factors such as volatility that are beyond our control. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include such charges in operating plans. Stock-based compensation will continue in future periods.

(ii)
Non-cash interest. We exclude non-cash interest because we believe that excluding this expense provides senior management, as well as other users of the financial statements, with a valuable perspective on the cash-based performance and health of the business, including the current near-term projected liquidity. Non-cash interest expense will continue in future periods.

Other expenses.
We exclude certain other expenses that result from unplanned events outside the ordinary course of continuing operations, in order to measure operating performance and current and future liquidity both with and without these expenses. By providing this information, we believe management and the users of the financial statements are better able to understand the financial results of what we consider to be our organic, continuing operations. Included in these expenses are items such as restructuring charges, asset impairments and other charges (credits), net, and losses from extinguishing our convertible debt. Other items such as consulting and professional services fees related to assessing strategic alternatives and our transformation programs, implementation of the new revenue recognition standard (ASC 606), and expenses associated with the malware incident and remediation thereof are also excluded.

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2019 Fourth Quarter and Fiscal Year Results
Press release
November 20, 2019

Non-GAAP income tax provision.
Effective Q2 2017, we changed our method of calculating our non-GAAP income tax provision. Under the prior method, we calculated our non-GAAP tax provision using a cash tax method to reflect the estimated amount we expected to pay or receive in taxes related to the period, which is equivalent to our GAAP current tax provision. Under the new method, our non-GAAP income tax provision is determined based on our non-GAAP pre-tax income. The tax effect of each non-GAAP adjustment, if applicable, is computed based on the statutory tax rate of the jurisdiction to which the adjustment relates. Additionally, as our non-GAAP profitability is higher based on the non-GAAP adjustments, we adjust the GAAP tax provision to remove valuation allowances and related effects based on the higher level of reported non-GAAP profitability. We also exclude from our non-GAAP tax provision certain discrete tax items as they occur, which in fiscal year 2019 also includes certain impacts from the Tax Cuts and Jobs Act of 2017.

Contact Information
For Investors
Tracy Krumme
Nuance Communications, Inc.
Tel: 781-565-4334
Email: tracy.krumme@nuance.com

For Press
Nancy Scott
Nuance Communications, Inc.
Tel: 781-565-4130
Email: nancy.scott@nuance.com

Financial Tables Follow

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2019 Fourth Quarter and Fiscal Year Results
Press release
November 20, 2019

Nuance Communications, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
Unaudited

	Three Months Ended September 30,
	2019	2019	2018
	(ASC 606)	(ASC 605)	(ASC 605)
Revenues:
Hosting and professional services	$273,069	$281,184	$260,684
Product and licensing	131,877	146,245	156,063
Maintenance and support	65,712	60,327	62,685
Total revenues	470,658	487,756	479,432
Cost of revenues:
Hosting and professional services	164,985	164,631	161,016
Product and licensing	11,436	18,486	14,932
Maintenance and support	8,645	8,636	10,708
Amortization of intangible assets	9,133	9,133	12,142
Total cost of revenues	194,199	200,886	198,798
Gross profit	276,459	286,870	280,634
Operating expenses:
Research and development	74,112	74,112	76,524
Sales and marketing	80,160	85,000	78,475
General and administrative	44,116	44,116	51,262
Amortization of intangible assets	16,304	16,304	16,903
Acquisition-related costs, net	2,686	2,686	3,256
Restructuring and other charges, net	19,797	19,797	29,234
Impairment of goodwill and other intangibles	—	—	33,034
Total operating expenses	237,175	242,015	288,688
Income from operations	39,284	44,855	(8,054)
Other expenses, net	(27,563)	(27,563)	(31,357)
Income (loss) before income taxes	11,721	17,292	(39,411)
(Benefit) provision for income taxes	(96,408)	(104,474)	5,097
Net income (loss) from continuing operations	108,129	121,766	(44,508)
Net income from discontinued operations	—	—	9,442
Net income (loss)	$108,129	$121,766	$(35,066)

Net income (loss) per common share - basic:
Continuing operations	$0.38	$0.43	$(0.16)
Discontinued operations	—	—	0.03
Total net income (loss) per basic common share	$0.38	$0.43	$(0.13)

Net income (loss) per common share - diluted:
Continuing operations	$0.37	$0.42	$(0.16)
Discontinued operations	—	—	0.03
Total net income (loss) per diluted common share	$0.37	$0.42	$(0.13)

Weighted average common shares outstanding:
Basic	285,754	285,754	287,052
Diluted	291,598	291,598	287,052

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2019 Fourth Quarter and Fiscal Year Results
Press release
November 20, 2019

Nuance Communications, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
Unaudited

	Twelve Months Ended September 30,
	2019	2019	2018
	(ASC 606)	(ASC 605)	(ASC 605)
Revenues:
Hosting and professional services	$1,044,670	$1,081,964	$1,045,722
Product and licensing	509,226	533,096	544,019
Maintenance and support	269,196	243,665	252,557
Total revenues	1,823,092	1,858,725	1,842,298

Cost of revenues:
Hosting and professional services	636,189	639,137	678,378
Product and licensing	73,333	67,442	56,799
Maintenance and support	33,564	33,817	39,324
Amortization of intangible assets	36,833	36,833	50,886
Total cost of revenues	779,919	777,229	825,387

Gross profit	1,043,173	1,081,496	1,016,911

Operating expenses:
Research and development	275,886	275,886	278,735
Sales and marketing	303,503	309,366	311,712
General and administrative	175,008	175,008	225,884
Amortization of intangible assets	66,730	66,730	73,997
Acquisition-related costs, net	8,909	8,909	16,093
Restructuring and other charges, net	80,465	80,465	57,026
Impairment of goodwill and other intangible assets	—	—	170,941
Total operating expenses	910,501	916,364	1,134,388

Income (loss) from operations	132,672	165,132	(117,477)

Other expenses, net	(106,928)	(106,928)	(129,747)

Income (loss) before income taxes	25,744	58,204	(247,224)

Benefit for income taxes	(88,594)	(86,631)	(62,320)

Net income (loss) from continuing operations	114,338	144,835	(184,904)
Net income from discontinued operations	99,472	120,919	24,976
Net income (loss)	$213,810	$265,754	$(159,928)

Net income (loss) per common share - basic:
Continuing operations	$0.40	$0.51	$(0.63)
Discontinued operations	0.35	0.42	0.08
Total net income (loss) per basic common share	$0.75	$0.93	$(0.55)

Net income (loss) per common share - diluted:
Continuing operations	$0.39	$0.50	$(0.63)
Discontinued operations	0.35	0.42	0.08
Total net income (loss) per diluted common share	$0.74	$0.92	$(0.55)

Weighted average common shares outstanding:
Basic	286,347	286,347	291,318
Diluted	290,125	290,125	291,318

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2019 Fourth Quarter and Fiscal Year Results
Press release
November 20, 2019

Nuance Communications, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	September 30, 2019	September 30, 2019	September 30, 2018
	(ASC 606)	(ASC 605)	(ASC 605)
	Unaudited	Unaudited
ASSETS
Current assets:
Cash and cash equivalents	$560,961	$560,961	$315,963
Marketable securities	186,555	186,555	135,579
Accounts receivable, net	308,601	339,673	347,873
Prepaid expenses and other current assets	199,096	124,514	94,814
Current assets held for sale	—	—	34,402
Total current assets	1,255,213	1,211,703	928,631

Marketable securities	17,287	17,287	21,932
Land, building and equipment, net	141,316	141,316	153,452
Goodwill	3,243,464	3,243,464	3,247,105
Intangible assets, net	356,932	356,932	450,001
Other assets	351,581	221,821	141,761
Long-term assets held for sale	—	—	359,497
Total assets	$5,365,793	$5,192,523	$5,302,379

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$1,142,870	$1,142,870	$—
Contingent and deferred acquisition payments	17,470	17,470	14,211
Accounts payable	104,865	104,865	80,912
Accrued expenses and other current liabilities	276,999	274,590	269,339
Deferred revenue	302,872	323,576	330,689
Current liabilities held for sale	—	—	69,013
Total current liabilities	1,845,076	1,863,371	764,164

Long-term debt	793,536	793,536	2,185,361
Deferred revenue, net of current portion	398,834	414,956	434,316
Deferred tax liability	54,216	37,581	49,931
Other liabilities	100,981	90,650	93,593
Long-term liabilities held for sale	—	—	57,518
Total liabilities	3,192,643	3,200,094	3,584,883

Stockholders' equity	2,173,150	1,992,429	1,717,496
Total liabilities and stockholders' equity	$5,365,793	$5,192,523	$5,302,379

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2019 Fourth Quarter and Fiscal Year Results
Press release
November 20, 2019

Nuance Communications, Inc.
Consolidated Statements of Cash Flows
(in thousands)
Unaudited

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
	(ASC 606)	(ASC 605)	(ASC 606)	(ASC 605)
Cash flows from operating activities:
Net income (loss) from continuing operations	$108,129	$(44,508)	$114,338	$(184,904)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	11,916	13,852	55,227	60,355
Amortization	25,436	29,045	103,563	124,883
Stock-based compensation	41,069	41,443	141,212	142,909
Non-cash interest expense	12,477	12,000	49,488	49,091
Deferred tax (benefit) provision	(104,788)	3,995	(123,763)	(86,841)
(Gain) loss on extinguishment of debt	—	(348)	910	(348)
Impairment of fixed assets	—	8,770	—	10,550
Impairment of goodwill and other intangible assets	—	33,034	—	170,941
Other	5,113	1,336	4,462	2,230
Changes in operating assets and liabilities, excluding effects of acquisitions:
Accounts receivable	(3,953)	18,422	1,058	16,996
Prepaid expenses and other assets	(4,960)	(1,622)	(25,076)	(20,555)
Accounts payable	7,662	(10,812)	22,922	(14,458)
Accrued expenses and other liabilities	22,015	25,340	30,344	24,451
Deferred revenue	(15,953)	4,902	22,317	96,977
Net cash provided by operating activities - continuing operations	104,163	134,849	397,002	392,277
Net cash provided by operating activities - discontinued operations	—	14,554	4,355	52,149
Net cash provided by operating activities	104,163	149,403	401,357	444,426
Cash flows from investing activities:
Capital expenditures	(11,942)	(9,880)	(44,185)	(48,845)
Proceeds from disposition of businesses, net of transaction fees	—	—	407,043	—
Payments for business and asset acquisitions, net of cash acquired	(17,771)	(945)	(20,873)	(110,170)
Purchases of marketable securities and other investments	(92,793)	(43,350)	(349,125)	(201,995)
Proceeds from sales and maturities of marketable securities and other investments	40,257	64,018	303,171	323,695
Net cash (used in) provided by investing activities	(82,249)	9,843	296,031	(37,315)
Cash flows from financing activities:
Repayment and redemption of debt	—	(150,000)	(300,000)	(481,172)
Payments for repurchase of common stock	(6,003)	(24,111)	(126,938)	(136,090)
Acquisition payments with extended payment terms	—	(4,073)	—	(24,842)
Proceeds from issuance of common stock from employee stock plans	7,954	9,025	16,597	18,384
Payments for taxes related to net share settlement of equity awards	(6,866)	(3,544)	(49,428)	(55,396)
Proceeds from sale of noncontrolling interests in a subsidiary	9,863	—	9,863	—
Other financing activities	(689)	(159)	(2,131)	(1,232)
Net cash provided by (used in) financing activities	4,259	(172,862)	(452,037)	(680,348)
Effects of exchange rate changes on cash and cash equivalents	(1,589)	(1,680)	(353)	(3,099)
Net increase (decrease) in cash and cash equivalents	24,584	(15,296)	244,998	(276,336)
Cash and cash equivalents at beginning of period	536,377	331,259	315,963	592,299
Cash and cash equivalents at end of period	$560,961	$315,963	$560,961	$315,963

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2019 Fourth Quarter and Fiscal Year Results
Press release
November 20, 2019

Nuance Communications, Inc.
Supplemental Financial Information
GAAP to Non-GAAP Reconciliations
(in thousands)
Unaudited

	Three Months Ended
	September 30,
	2019			2018
	ASC 606	Adjustments	ASC 605	ASC 605

GAAP revenues	$470,658	$17,098	$487,756	$479,432
Acquisition-related revenue adjustments: professional services and hosting	1,224	1	1,225	1,275
Acquisition-related revenue adjustments: product and licensing	3	332	335	1,262
Acquisition-related revenue adjustments: maintenance and support	83	(63)	20	147
Non-GAAP revenues	$471,968	$17,368	$489,336	$482,116

GAAP cost of revenues	$194,199	$6,687	$200,886	$198,798
Cost of revenues from amortization of intangible assets	(9,133)	—	(9,133)	(12,142)
Cost of revenues adjustments: professional services and hosting (1)	(8,430)	—	(8,430)	(10,620)
Cost of revenues adjustments: product and licensing (1)	(262)	—	(262)	(322)
Cost of revenues adjustments: maintenance and support (1)	(584)	—	(584)	(1,552)
Cost of revenues adjustments: other	35	(2)	33	(348)
Non-GAAP cost of revenues	$175,825	$6,685	$182,510	$173,814

GAAP gross profit	$276,459	$10,411	$286,870	$280,634
Gross profit adjustments	19,684	272	19,956	27,668
Non-GAAP gross profit	$296,143	$10,683	$306,826	$308,302

GAAP income (loss) from operations	$39,284	$5,571	$44,855	$(8,054)
Gross profit adjustments	19,684	272	19,956	27,668
Research and development (1)	11,542	—	11,542	13,279
Sales and marketing (1)	9,872	—	9,872	9,841
General and administrative (1)	10,379	—	10,379	5,829
Acquisition-related costs, net	2,686	—	2,686	3,256
Amortization of intangible assets	16,304	—	16,304	16,903
Restructuring and other charges, net	19,797	—	19,797	29,234
Impairment of goodwill and other intangible assets	—	—	—	33,034
Other	3,238	(9)	3,229	10,757
Non-GAAP income from operations	$132,786	$5,834	$138,620	$141,747

GAAP income (loss) before income taxes	$11,721	$5,571	$17,292	$(39,411)
Gross profit adjustments	19,684	272	19,956	27,668
Research and development (1)	11,542	—	11,542	13,279
Sales and marketing (1)	9,872	—	9,872	9,841
General and administrative (1)	10,379	—	10,379	5,829
Acquisition-related costs, net	2,686	—	2,686	3,256
Amortization of intangible assets	16,304	—	16,304	16,903
Restructuring and other charges, net	19,797	—	19,797	29,234
Non-cash interest expense	12,477	—	12,477	12,000
Impairment of goodwill and other intangible assets	—	—	—	33,034
Other (4)	7,625	(9)	7,616	10,327
Non-GAAP income before income taxes	$122,087	$5,834	$127,921	$121,960

(4) Includes approximately $8.1 million and $51.6 million in professional services costs associated with considering strategic alternatives for certain businesses and establishing our Automotive business as an independent reporting segment, for the three and twelve months ended September 30, 2018, respectively.

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2019 Fourth Quarter and Fiscal Year Results
Press release
November 20, 2019

Nuance Communications, Inc.
Supplemental Financial Information -
GAAP to Non-GAAP Reconciliations
(in thousands)
Unaudited

	Twelve Months Ended
	September 30,
	2019			2018
	ASC 606	Adjustments	ASC 605	ASC 605

GAAP revenues	$1,823,092	$35,633	$1,858,725	$1,842,298
Acquisition-related revenue adjustments: professional services and hosting	4,895	79	4,974	4,947
Acquisition-related revenue adjustments: product and licensing	1,054	1,339	2,393	8,861
Acquisition-related revenue adjustments: maintenance and support	345	(168)	177	373
Non-GAAP revenues	$1,829,386	$36,883	$1,866,269	$1,856,479

GAAP cost of revenues	$779,919	$(2,690)	$777,229	$825,387
Cost of revenues from amortization of intangible assets	(36,833)	—	(36,833)	(50,886)
Cost of revenues adjustments: professional services and hosting (1)	(28,523)	—	(28,523)	(31,094)
Cost of revenues adjustments: product and licensing (1)	(855)	—	(855)	(814)
Cost of revenues adjustments: maintenance and support (1)	(1,314)	—	(1,314)	(3,322)
Cost of revenues adjustments: other	(376)	9	(367)	(719)
Non-GAAP cost of revenues	$712,018	$(2,681)	$709,337	$738,552

GAAP gross profit	$1,043,173	$38,323	$1,081,496	$1,016,911
Gross profit adjustments	74,195	1,241	75,436	101,016
Non-GAAP gross profit	$1,117,368	$39,564	$1,156,932	$1,117,927

GAAP income (loss) from operations	$132,672	$32,460	$165,132	$(117,477)
Gross profit adjustments	74,195	1,241	75,436	101,016
Research and development (1)	38,454	—	38,454	38,077
Sales and marketing (1)	34,360	—	34,360	35,838
General and administrative (1)	37,706	—	37,706	33,764
Acquisition-related costs, net	8,909	—	8,909	16,093
Amortization of intangible assets	66,730	—	66,730	73,997
Restructuring and other charges, net	80,465	—	80,465	57,026
Impairment of goodwill and other intangible assets	—	—	—	170,941
Other	15,884	(71)	15,813	60,460
Non-GAAP income from operations	$489,375	$33,630	$523,005	$469,735

GAAP income (loss) before income taxes	$25,744	$32,460	$58,204	$(247,224)
Gross profit adjustments	74,195	1,241	75,436	101,016
Research and development (1)	38,454	—	38,454	38,077
Sales and marketing (1)	34,360	—	34,360	35,838
General and administrative (1)	37,706	—	37,706	33,764
Acquisition-related costs, net	8,909	—	8,909	16,093
Amortization of intangible assets	66,730	—	66,730	73,997
Restructuring and other charges, net	80,465	—	80,465	57,026
Impairment of goodwill and other intangible assets	—	—	—	170,941
Non-cash interest expense	49,488	—	49,488	49,091
Other (4)	19,735	(70)	19,665	60,067
Non-GAAP income before income taxes	$435,786	$33,631	$469,417	$388,686

(4) Includes approximately $8.1 million and $51.6 million in professional services costs associated with considering strategic alternatives for certain businesses and establishing our Automotive business as an independent reporting segment, for the three and twelve months ended September 30, 2018, respectively.

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2019 Fourth Quarter and Fiscal Year Results
Press release
November 20, 2019

Nuance Communications, Inc.
Supplemental Financial Information
GAAP to Non-GAAP Reconciliations, continued
(in thousands, except per share amounts)
Unaudited

	Three Months Ended
	September 30,
	2019			2018
	ASC 606	Adjustments	ASC 605	ASC 605

GAAP (benefit) provision for income taxes	$(96,408)	$(8,066)	$(104,474)	$5,097
Income tax effect of non-GAAP adjustments	194,273	638	194,911	36,854
Removal of valuation allowance and other items	(177,476)	10,147	(167,329)	(8,522)
Removal of discrete items (3)	106,419	111	106,530	(7,496)
Non-GAAP provision for income taxes	$26,808	$2,830	$29,638	$25,933

GAAP net income (loss) from continuing operations	$108,129	$13,637	$121,766	$(44,508)
Acquisition-related adjustment - revenues (2)	1,310	270	1,580	2,684
Acquisition-related costs, net	2,686	—	2,686	3,256
Cost of revenue from amortization of intangible assets	9,133	—	9,133	12,142
Amortization of intangible assets	16,304	—	16,304	16,903
Restructuring and other charges, net	19,797	—	19,797	29,234
Impairment of goodwill and other intangible assets	—	—	—	33,034
Stock-based compensation (1)	41,069	—	41,069	41,443
Non-cash interest expense	12,477	—	12,477	12,000
Adjustment to income tax expense	(123,216)	(10,896)	(134,112)	(20,836)
Other (4)	7,589	(7)	7,582	10,675
Non-GAAP net income	$95,278	$3,004	$98,282	$96,027

Non-GAAP diluted net income per share	$0.33		$0.34	$0.33

Diluted weighted average common shares outstanding	291,598		291,598	294,088

(3) As a result of the Tax Cuts and Jobs Act of 2017 (‘TCJA’), we remeasured certain deferred tax assets and liabilities at the lower rates and recorded approximately $92.9 million of tax benefits for fiscal year 2018. Additionally, we recorded a $5.8 million provision for the deemed repatriation of foreign cash and earnings, which is estimated based upon estimated foreign earnings and foreign income taxes.

(4) Includes approximately $8.1 million and $51.6 million in professional services costs associated with considering strategic alternatives for certain businesses and establishing our Automotive business as an independent reporting segment, for the three and twelve months ended September 30, 2018, respectively.

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2019 Fourth Quarter and Fiscal Year Results
Press release
November 20, 2019

Nuance Communications, Inc.
Supplemental Financial Information
GAAP to Non-GAAP Reconciliations, continued
(in thousands, except per share amounts)
Unaudited

	Twelve Months Ended
	September 30,
	2019			2018
	ASC 606	Adjustments	ASC 605	ASC 605

GAAP (benefit) provision for income taxes	$(88,594)	$1,963	$(86,631)	$(62,320)
Income tax effect of non-GAAP adjustments	277,841	567	278,408	134,086
Removal of valuation allowance and other items	(192,873)	3,979	(188,894)	(62,362)
Removal of discrete items (3)	107,329	111	107,440	83,573
Non-GAAP provision for income taxes	$103,703	$6,620	$110,323	$92,977

GAAP net income (loss) from continuing operations	$114,338	$30,497	$144,835	$(184,904)
Acquisition-related adjustment - revenues (2)	6,294	1,250	7,544	14,181
Acquisition-related costs, net	8,909	—	8,909	16,093
Cost of revenue from amortization of intangible assets	36,833	—	36,833	50,886
Amortization of intangible assets	66,730	—	66,730	73,997
Restructuring and other charges, net	80,465	—	80,465	57,026
Impairment of goodwill and other intangible assets	—	—	—	170,941
Stock-based compensation (1)	141,212	—	141,212	142,909
Non-cash interest expense	49,488	—	49,488	49,091
Adjustment to income tax expense	(192,297)	(4,657)	(196,954)	(155,297)
Other (4)	20,111	(79)	20,032	60,786
Non-GAAP net income	$332,083	$27,011	$359,094	$295,709

Non-GAAP diluted net income per share	$1.14		$1.24	$1.00

Diluted weighted average common shares outstanding	290,125		290,125	295,381

(3) As a result of the Tax Cuts and Jobs Act of 2017 (‘TCJA’), we remeasured certain deferred tax assets and liabilities at the lower rates and recorded approximately $92.9 million of tax benefits for fiscal year 2018. Additionally, we recorded a $5.8 million provision for the deemed repatriation of foreign cash and earnings, which is estimated based upon estimated foreign earnings and foreign income taxes.

(4) Includes approximately $8.1 million and $51.6 million in professional services costs associated with considering strategic alternatives for certain businesses and establishing our Automotive business as an independent reporting segment, for the three and twelve months ended September 30, 2018, respectively.

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2019 Fourth Quarter and Fiscal Year Results
Press release
November 20, 2019

Nuance Communications, Inc.
Supplemental Financial Information - GAAP to Non-GAAP Reconciliations, continued
(in thousands)
Unaudited

	Three Months Ended September 30,			Twelve Months Ended September 30,
	2019	2019	2018	2019	2019	2018
	(ASC 606)	ASC (605)	ASC (605)	(ASC 606)	ASC (605)	ASC (605)
(1) Stock-based compensation
Cost of professional services and hosting	$8,430	$8,430	$10,620	$28,523	$28,523	$31,094
Cost of product and licensing	262	262	322	855	855	814
Cost of maintenance and support	584	584	1,552	1,314	1,314	3,322
Research and development	11,542	11,542	13,279	38,454	38,454	38,077
Sales and marketing	9,872	9,872	9,841	34,360	34,360	35,838
General and administrative	10,379	10,379	5,829	37,706	37,706	33,764
Total	$41,069	$41,069	$41,443	$141,212	$141,212	$142,909

(2) Acquisition-related revenue
Revenues	$1,310	$1,580	$2,684	$6,295	$7,544	$14,181
Total	$1,310	$1,580	$2,684	$6,295	$7,544	$14,181

© 2019 Nuance Communications, Inc. All rights reserved